MassMutual EnvisionSM Variable Annuity
Issued by Massachusetts Mutual Life Insurance Company
Massachusetts Mutual Variable Annuity Separate Account 4
B-Share Contract
Summary Prospectus for New Investors – [       2021]
This Summary Prospectus summarizes key features of the MassMutual EnvisionSM Variable Annuity (Contract), an individual deferred variable annuity contract issued by Massachusetts Mutual Life Insurance Company (MassMutual or the Company). You should read this Summary Prospectus carefully, particularly the section titled Important Information You Should Consider about the Contract.
Before you invest, you should review the prospectus for the MassMutual EnvisionSM Variable Annuity, which contains more information about the Contract, including its features, benefits, and risks. You can find the prospectus and other information about the Contract online at [www.MassMutual.com/massmutual-envision]. You can also obtain this information at no cost by calling (800) 272-2216.
This Summary Prospectus incorporates by reference the MassMutual EnvisionSM Variable Annuity’s prospectus and Statement of Additional Information (SAI), both dated [           , 2021], as amended or supplemented. The SAI may be obtained, free of charge, in the same manner as the prospectus.
YOU MAY CANCEL YOUR CONTRACT WITHIN 10 DAYS OF RECEIVING IT WITHOUT PAYING FEES OR PENALTIES.
In some states this cancellation period may be longer. Upon cancellation, you will receive either a full refund of the amount you paid with your application or your total Contract Value. You should review the prospectus, or consult with your investment professional, for additional information about the specific cancellation terms that apply.
Additional information about certain investment products including variable annuities, has been prepared by the Securities and Exchange Commission staff and is available at investor.gov.
A registration statement relating to these securities has been filed with the SEC, but has not yet become effective. The information in this prospectus is not complete and may be amended. We may not sell these securities nor may we accept offers to buy these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any state that does not permit the offer or sale.
The Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.
Effective [           , 2021]
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Surrendering Your Contract or Making Withdrawals: Accessing the Money in Your Contract	15
Additional Information about Fees	17
Appendix A – Funds Available Under the Contract	20

Glossary
Accumulation Phase. Your Contract’s Accumulation Phase begins on the date we issue your Contract and ends on the Annuity Date, the date you withdraw all of your Contract Value, or the date your Contract terminates.
Age. The attained age of any Owner or that of any Annuitant or Beneficiary, as applicable, at his or her last birthday, except with respect to fixed annuity payout rates. If the Contract is owned by a non-natural person (e.g., a corporation, trust or other entity), then Age shall mean the attained age of any Annuitant at his/her last birthday with respect to fixed annuity payout rates. If you have elected RetirePay, this definition of Age also applies to the Covered Person. For the purpose of calculating Annuity Payments, Age will be determined based on each Annuitant’s nearest birthday on the Annuity Date. For example, Age 65 is considered the period of time between age 64 years, 6 months and one day, and age 65 years and 6 months.
Annual Lifetime Benefit Amount.  The Annual Lifetime Benefit Amount is the maximum amount that may be withdrawn in the current Contract Year without being considered an Excess Withdrawal while RetirePay is in effect.
Annuitant. The person(s) on whose life Annuity Payments are based, with the exception of the period certain Annuity Option. The term Annuitant shall also include the joint Annuitant, if any. The Annuitant has no rights to the Contract.
Annuity Date. The date Annuity Payments begin. The latest date that the Contract Value may be applied to provide Annuity Payments is set forth in “The Annuity Phase – Latest Permitted Annuity Date.”
Annuity Options. Options available for Annuity Payments.
Annuity Payments. A series of payments that will be made pursuant to the Annuity Option you elect.
Annuity Phase. The period which begins on the Annuity Date and ends with the last Annuity Payment.
Beneficiary. The person(s) or entity(ies) that you designated to receive the death benefit provided by the Contract.
Benefit Base.  The Benefit Base is the amount we use to determine your Annual Lifetime Benefit Amount while RetirePay is in effect.
Business Day. Every day the New York Stock Exchange or its successors (“NYSE”) is open for trading. Our Business Day ends at the Close of Business.
Close of Business. The time on a Business Day when the NYSE ends regular trading, usually at 4:00 p.m. Eastern Time.
Company.  Massachusetts Mutual Life Insurance Company, which may also be referred to in this summary prospectus as “we”, “us”, or “our”.
Contingent Deferred Sales Charge (CDSC). A charge that may be assessed against each Purchase Payment you withdraw from the Contract. (In some states referred to as a surrender charge.)
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Contract. The MassMutual EnvisionSM Variable Annuity; an individual variable deferred annuity contract with flexible premium payments.
Contract Anniversary. An anniversary of the Issue Date of the Contract.
Contract Value. The sum of your value in the Sub-Accounts and in the Fixed Account(s) during the Accumulation Phase.
Contract Year. The first Contract Year is the annual period which begins on the Issue Date and ends on the last calendar day before the first Contract Anniversary. Subsequent Contract Years begin on subsequent Contract Anniversaries.
Covered Person. The person(s) whose life is used to determine the duration of the Annual Lifetime Benefit Amount provided under RetirePay.
Excess Withdrawal. Under the optional RetirePay feature, an Excess Withdrawal is:
(a)
prior to the Guaranteed Lifetime Withdrawal Date, any withdrawal, including the Free Withdrawal Amount, and

(b)
on or after the Guaranteed Lifetime Withdrawal Date, any portion of a withdrawal (including CDSCs and any charges added to the Contract by rider applicable to the withdrawal) that causes the cumulative withdrawals to exceed the Annual Lifetime Benefit Amount in that Contract Year, unless the withdrawal is taken as a part of the Company’s Systematic Withdrawal Program established for the payment of RMDs, under which the RMD is calculated by the Company for the current calendar year based solely on the fair market value of the Contract as defined in IRC Section 401(a)(9), and no other withdrawals are taken within the Contract Year.

Fixed Account For Dollar Cost Averaging.  An investment option within the General Account which may be selected during the Accumulation Phase and also is referred to as the “DCA Fixed Account”. The DCA Fixed Account is a fixed account from which assets are systematically transferred to any Sub-Account(s) you select.
Free Withdrawal Amount. The Free Withdrawal Amount is an amount of your Purchase Payment(s) that you may withdraw that is not subject to the CDSC.
Fund. An investment entity into which the assets of a Sub-Account will be invested.
General Account. The Company’s general investment account, which supports the Company’s annuity and insurance obligations. The General Account’s assets include all of our assets, with the exception of the Separate Account and the Company’s other segregated asset accounts.
Good Order. An instruction or transaction request that we receive at our Service Center generally is considered in “Good Order” if:
(1)
we receive it within the time limits, if any, prescribed in this prospectus for a particular request or transaction;

(2)
it includes all information necessary for us to execute the request or transaction; and

(3)
it is signed by you or persons authorized to provide instruction to engage in the request or transaction.

A request or transaction may be rejected or delayed if not in Good Order. Good Order generally means the actual receipt by our Service Center of the instructions related to the request or transaction in writing (or, when permitted, by telephone or Internet) along with all forms, information and supporting legal documentation we require to effect the request or transaction. This information generally includes to the extent applicable: the completed application or instruction form; your Contract number; the transaction amount (in dollars or percentage terms); the names and allocation to and/or from the Sub-Accounts affected by the request or transaction; the signatures of all owners; if necessary, Social Security Number or Tax Identification number; tax certification; and any other information or supporting documentation we may require including consents, certifications and guarantees. Instructions must be complete and sufficiently clear so that we do not need to exercise any discretion to follow such instructions. We will not accept instructions that require additional requirements or burdens not provided for within the Contract. With respect to Purchase Payments, Good Order also generally includes receipt by us of sufficient funds to affect the purchase. We may, in our sole discretion, determine whether any particular request or transaction is in Good Order, and we reserve the right to change or waive any Good Order requirements at any time. If you have any questions you may contact our Service Center before submitting the form or request. See “Sending Requests in Good Order” for more information.
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Guaranteed Lifetime Withdrawal Date.  The date on which the Company guarantees the Withdrawal Rate under the benefit, and on which you may begin receiving payments of the Annual Lifetime Benefit Amount while RetirePay is in effect. This date must be selected by the Owner and cannot be prior to the youngest Covered Person attaining age 59 1∕2.
Issue Date. The date the Contract became effective, as shown in the Contract schedule.
Lifetime Guarantee Rate.  The Lifetime Guarantee Rate is a percentage we multiply by the Benefit Base to determine the Annual Lifetime Benefit Amount once the Contract enters the Settlement Phase while RetirePay is in effect.
Non-Business Day. Any day when the NYSE is not open for trading.
Non-Qualified Contract. Your Contract is referred to as a Non-Qualified Contract if you purchase the Contract as an individual, and not under a qualified plan such as an Individual Retirement Annuity (IRA) or a Roth IRA.
Owner. The person(s) or entity (“you” and “your”) entitled to the ownership rights stated in the Contract. The term Owner also shall include the joint Owner, if any.
Premium Tax. A tax imposed on us by certain states and other jurisdictions when a Purchase Payment is made, when Annuity Payments begin, or when Contract Value is withdrawn.
Purchase Payment. Any amount paid to us by you or on your behalf with respect to the Contract during the Accumulation Phase. Purchase Payments may not be added after the Annuity Date. Restrictions will apply if RetirePay is in effect.
Qualified Contract. Your Contract is referred to as a Qualified Contract if it is purchased under a qualified retirement plan (qualified plan) such as an Individual Retirement Annuity (IRA) or a Roth IRA.
Rate Sheet Prospectus Supplement.  A periodic supplement to the information contained in this prospectus which sets forth the Withdrawal Rates, Lifetime Guarantee Rates, current RetirePay Charges, and investment allocation restrictions under RetirePay. See “Benefits Available Under The Contract – RetirePay Guaranteed Lifetime Withdrawal Benefit” in this prospectus.
Required Minimum Distribution (RMD).  A Required Minimum Distribution (RMD) is a minimum amount the federal tax law requires to be withdrawn from certain Qualified Contracts each year. RMDs are generally required to begin by the required beginning date specified in IRC Section 401(a)(9).
RetirePay Charge.  The RetirePay Charge is an amount that is deducted from your Contract Value equal to the current RetirePay Charge multiplied by the Benefit Base on such day (after taking into account any other transactions processed on such day) while RetirePay is in effect.
RetirePay.  An optional benefit for an additional charge. If you elect RetirePay, we will permit you to receive the Annual Lifetime Benefit Amount for the life of the Covered Person, even if your Contract Value is zero and subject to the terms and conditions described in the section of this prospectus concerning the benefit while RetirePay is in effect.
Settlement Phase.  When the Contract Value is reduced to zero after the Guaranteed Lifetime Withdrawal Date due to a withdrawal that is not an Excess Withdrawal or due to the application of any Contract and charges against Contract Value while RetirePay is in effect.
Separate Account. The account that holds the assets underlying the Contract that are not allocated to the Fixed Account(s). The assets of the Separate Account are kept separate from the assets of the General Account and the Company’s other separate accounts.
Service Center.  MassMutual, P.O. Box 9067, Springfield, MA 01102-9067, (800) 272-2216, www.MassMutual.com.
Sub-Account(s). Separate Account assets are divided into Sub-Accounts, which are listed on the Contract schedule. The assets of each Sub-Account will be invested in the shares of a single Fund.
Withdrawal Rate.  The Withdrawal Rate is a percentage we multiply by the Benefit Base to determine the Annual Lifetime Benefit Amount prior to the Settlement Phase while RetirePay is in effect.
Written Request. A written communication or instruction you send to us in Good Order. We may consent to receiving requests electronically or by telephone at our Service Center.
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Important Information You Should Consider About the MassMutual EnvisionSM Variable Annuity Contract
FEES AND EXPENSES		LOCATION IN PROSPECTUS
Charges for Early Withdrawals
If you withdraw money from your Contract within seven years following your last Purchase Payment, you may be assessed a Contingent Deferred Sales Charge (“CDSC”) of up to 7% of the value of the Purchase Payment withdrawn, declining to 0% over seven years.
For example, if you purchased the Contract and withdrew the $100,000 initial Purchase Payment during the first two years after that Purchase Payment, you could be assessed a charge of up to $7,000 on the Purchase Payment withdrawn.
Charges and Deductions – Contingent Deferred Sales Charge (CDSC)
Transaction Charges	Currently, we do not assess any transaction charges.	Charges and Deductions
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FEES AND EXPENSES				LOCATION IN PROSPECTUS
Ongoing Fees and Expenses	The table below describes the fees and expenses that you may pay each year, depending on the options you choose. Please refer to your Contract specifications page for information about the specific fees you will pay each year based on the options you have elected.			Charges and Deductions
	Annual Fee	Minimum	Maximum
	1. Base contract	%(1)	%(1)
	2. Investment options (Fund fees and expenses)	0.52%(2)	1.65%(2)
	3. Optional benefits available for an additional charge (for a single optional benefit, if elected)	(3)	2.50%(3)
Because your Contract is customizable, the choices you make affect how much you will pay. To help you understand the cost of owning your Contract, the following table shows the lowest and highest cost you could pay each year, based on current charges. This estimate assumes that you do not take withdrawals from the Contract, which could add CDSCs that substantially increase costs.
	Lowest Annual Cost:	Highest Annual Cost:
	$	$
	Assumes:	Assumes:

•
Investment of $100,000

•
5% annual appreciation

•
Least expensive combination of Contract Share Classes and Fund fees and expenses

•
No optional benefits

•
No CDSC

•
No additional Purchase Payments, transfers, or withdrawals

•
Investment of $100,000

•
5% annual appreciation

•
Most expensive combination of Contract Share Classes, optional benefits and Fund fees and expenses

•
No CDSC

•
No additional Purchase Payments, transfers, or withdrawals

(1)
Represents an estimate of the mortality and expense risk charge and administrative charge (charged as a percentage of Contract Value) and an estimate of the annual contract maintenance charge (a fixed dollar amount that may be waived for certain Contract Value amounts) collected during the Contract Year that are attributable to the Contract divided by an estimate of the total average net assets that are attributable to the Contract.

(2)
As a percentage of Fund assets.

(3)
The fee is the annual fee for RetirePay, and is a percentage of the Benefit Base. See “Benefits Available Under the Contract – RetirePay Guaranteed Lifetime Withdrawal Benefit” and the applicable Rate Sheet Prospectus Supplement for the current RetirePay Charges.

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RISKS		LOCATION IN PROSPECTUS
Risk of Loss	You can lose money by investing in the Contract, including loss of principal.	Principal Risks of Investing in the Contract
Not a Short-Term Investment
•
The Contract is not designed for short-term investing and is not appropriate for an investor who needs ready access to cash.

•
CDSCs apply for up to seven years following your last Purchase Payment.

•
CDSCs will reduce the value of your Contract if you withdraw money during the CDSC period. The benefits of tax deferral also mean the Contract is more beneficial to investors with a long time horizon.

Principal Risks of Investing in the Contract
Risks Associated with Investment Options
•
An investment in the Contract is subject to the risk of poor investment performance of the Funds you choose and can vary depending upon the performance of the investment options available under the Contract.

•
Each Fund (and each Fixed Account) has its own unique risks.

•
You should review the prospectuses for the available Funds and the section of the prospectus concerning the DCA Fixed Account before making an investment decision.

Principal Risks of Investing in the Contract
Insurance Company Risks
Any obligations (including under any fixed account investment option), guarantees, and benefits of the Contract are subject to the claims-paying ability of MassMutual. If MassMutual experiences financial distress, it may not be able to meet its obligations to you. More information about MassMutual, including its financial strength ratings, is available at https://www.massmutual.com/ratings
Principal Risks of Investing in the Contract
RESTRICTIONS		LOCATION IN PROSPECTUS
Investment Options	• MassMutual reserves the right to remove or substitute Funds as investment options available under the Contract. • We reserve the right to limit transfers if frequent or large transfers occur.	The Separate Account, Limits on Frequent Trading and Market Timing Activity
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RESTRICTIONS	LOCATION IN PROSPECTUS
Optional Benefits
•
Your Contract will be subject to investment allocation restrictions while RetirePay is in effect. This means you will be limited in your choice of Sub-Account investments, and may be limited in how much you can invest in certain Sub-Accounts. We impose these allocation restrictions to reduce the risk of investment losses that may require us to use our General Account assets to honor the guarantee under RetirePay.

•
Withdrawals that are prior to the Guaranteed Lifetime Withdrawal Date and any portion of a withdrawal (including CDSCs and any charges added to the Contract by rider applicable to the withdrawal) on or after the Guaranteed Lifetime Withdrawal Date that causes the cumulative withdrawals to exceed the Annual Lifetime Benefit Amount in a Contract Year will reduce the RetirePay Benefit Base on a pro rata basis unless the withdrawal is taken as a part of the Company’s Systematic Withdrawal Program established for the payment of RMDs and no other withdrawals are taken within the Contract Year. The amount of such reduction could be significant, depending on the amount of the withdrawal.

•
You may not make additional purchase payments that total more than $10,000 in a Contract Year after the first Contract Year while RetirePay is in effect. You may not make additional purchase payments on or after the Guaranteed Lifetime Withdrawal Date while RetirePay is in effect.

Benefits Under The Contract – RetirePay Guaranteed Lifetime Withdrawal Benefit
TAXES	LOCATION IN PROSPECTUS
Tax Implications
•
You should consult with a tax professional to determine the tax implications of an investment in and payments received under the Contract.

•
If you purchase the Contract through a qualified retirement plan or individual retirement account (IRA), you do not receive any additional tax benefit.

•
Earnings on your Contract are taxed at ordinary income tax rates when you withdraw them, and you may have to pay a penalty if you take a withdrawal before age 59 1∕2.

Taxes
8

CONFLICTS OF INTEREST		LOCATION IN PROSPECTUS
Investment Professional Compensation
Your registered representative may receive compensation for selling the Contract to you in the form of commissions. If your registered representative is also a MassMutual insurance agent, they are also eligible for certain cash and non-cash benefits from MassMutual. Cash compensation includes bonuses and allowances based on factors such as sales, productivity and persistency. Non-cash compensation includes various recognition items such as prizes and awards as well as attendance at, and payment of the costs associated with attendance at, conferences, seminars and recognition trips, and also includes contributions to certain individual plans such as pension and medical plans. Sales of the Contract may help these registered representatives and their supervisors qualify for such benefits.
This conflict of interest may influence your registered representative to recommend the Contract over another investment.
Distribution
Exchanges	Some investment professionals may have a financial incentive to offer you the Contract in place of the one you own. You should only exchange your current contract if you determine, after comparing the features, fees, and risks of both contracts, that it is preferable for you to purchase the Contract rather than continue to own your existing contract.	Purchasing a Contract
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Overview of the Contract

What is the Contract, and what is it designed to do? The MassMutual EnvisionSM Variable Annuity is designed to enable you to accumulate assets through investments in one or more of the variable investment divisions (Sub-Accounts) of the Massachusetts Mutual Variable Annuity Separate Account 4 (Separate Account) and the DCA Fixed Account. The Contract can supplement your retirement income by providing a stream of income during the Annuity Phase. Before you begin receiving annuity payments, the Contract also provides a death benefit for your designated beneficiaries. The Contract may be appropriate if you have a long term investment horizon. It is not intended for people who need to take early withdrawals or who intend to engage in frequent trading among the Sub-Accounts of the Separate Account.

How do I accumulate assets in the Contract and receive income from the Contract? The Contract has two phases 1) the Accumulation Phase and 2) the Annuity Phase.
Accumulation Phase
During the Accumulation Phase, subject to certain restrictions, including restrictions associated with RetirePay, you may apply Purchase Payments to the Contract and allocate the Purchase Payments:
◦
among the Sub-Accounts of the Separate Account, each of which invests in a mutual fund (Fund), with each Fund having its own investment strategy, investment adviser, expense ratio and returns, and

◦
the DCA Fixed Account for a scheduled term of six or twelve months. Assets allocated to the DCA Fixed Account are credited with a fixed rate of interest and are systematically transferred to Sub-Accounts that you select.

A list of the Funds in which you may invest is provided at the back of this prospectus. See “Appendix A – Funds Available Under the Contract.”
Annuity Phase
During the Annuity Phase, you may receive annuity payments under the Contract by applying your Contract Value to a payment option.
◦
Depending on the payment option you select, payments may continue for the life of one or two annuitants or for a specified period between 10 and 30 years. The payments will remain the same throughout the Annuity Phase, unless you elect either of the Joint and 2/3 Survivor annuity options, which reduce payments on the death of the first annuitant.

When you elect to receive Annuity Payments, the Contract Value is applied to an Annuity Option and you may no longer be able to withdraw money at will from the Contract. If you apply your Contract Value to an Annuity Option, the Accumulation Phase will end and the death benefit will terminate.
RetirePay will terminate if you apply your Contract Value to an Annuity Option other than one of the Annuity Options under RetirePay. Upon the death of the last surviving Annuitant on or after the Annuity Date, the death benefit, if any, is as specified in the Annuity Option elected. Upon the death of the last surviving Annuitant during the Annuity Phase, any remaining payment under the elected Annuity Option will be paid to the Beneficiary. See “The Annuity Phase.”
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What are the primary features and options that the MassMutual EnvisionSM Variable Annuity offers?
•
Accessing your money. During the Accumulation Phase, you may make a partial or full withdrawal of your Contract Value by submitting our partial withdrawal form or full withdrawal form in Good Order to our Service Center. You may also submit the requests by other means that we authorize, such as e-mail, telephone or fax. Contact our Service Center for details.

All withdrawals are subject to the limitations described in the prospectus. Withdrawal rights during the Annuity Phase will depend on the Annuity Option selected.
•
Tax treatment. You may transfer Contract Value among Sub-Accounts without tax implications, and earnings (if any) on your investments are generally tax-deferred. You are generally taxed only when (1) you make a partial or full withdrawal; (2) you receive an Annuity Payment under the Contract; or (3) upon payment of the death benefit.

•
Death Benefit. Your Contract includes a death benefit that will pay your designated beneficiaries the greater of (1) the Contract Value when we receive due proof of death and election of a payment method; or (2) an amount based on your Purchase Payments adjusted for withdrawals.

•
MassMutual RetirePaySM. For an additional charge, you may elect RetirePay, an optional guaranteed lifetime withdrawal benefit under which we guarantee that you may take a certain amount of withdrawals annually for life, so long as you adhere to the requirements of the benefit (e.g., allocating your Contract Value only to the Sub-Accounts that are prescribed for this benefit). For complete information on RetirePay features, including charges and limitations, see “Benefits Under The Contract – RetirePay Guaranteed Lifetime Withdrawal Benefit” in the prospectus.

•
Additional Benefits and Services. We make certain additional services available under the Contract at no additional charge:

The Separate Account Dollar Cost Averaging Program allows you to transfer a set amount from a Sub-account to any other Sub-account on a regular schedule. The Automatic Rebalancing Program automatically rebalances your Contract Value among your selected Sub-Accounts in order to restore your allocation to the original level. You may participate only in one Program at a time, and you may not participate in either Program if any Contract Value is allocated to the DCA Fixed Account.
The Systematic Withdrawal Program allows you to set up automatic periodic withdrawals from your Contract Value. We will take any withdrawal under this Program proportionally from your Contract Value in your selected investment choices.
The Terminal Illness Withdrawal Benefit allows you to withdraw all or a portion of your Contract Value without incurring a Contingent Deferred Sales Charge (CDSC) if we receive a Written Request in Good Order that certain conditions are met.
The Nursing Home and Hospital Withdrawal Benefit allows you to withdraw all or a portion of your Contract Value without incurring a CDSC if we receive a Written Request in Good Order that you (or the annuitant, if the owner of the Contract is not a natural person) have been admitted to a licensed nursing care facility or an accredited hospital and certain other conditions are satisfied. See “Additional Benefits” for a full explanation of the required conditions.
The Terminal Illness Withdrawal Benefit and the Nursing Home and Hospital Withdrawal Benefit are not available in all states.
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Benefits Available Under the Contract

The following table summarizes information about the benefits available under the Contract.
Benefit	Purpose	Benefit Is Standard or Optional	Fee	Restrictions/Limitations
Death Benefit	Upon your death, we will pay your designated beneficiaries the greater of (1) the Contract Value when we receive due proof of death and election of a payment method; or (2) an amount based on your Purchase Payments adjusted for withdrawals	Standard	None
•
Withdrawals reduce death benefit amount in direct proportion to Contract Value reduction.

•
This benefit terminates when Contract terminates, upon annuitization, and upon due proof of Owner’s death and election of a payment method.

Automatic Rebalancing Program	Automatically rebalances the Sub-Accounts you select to maintain original percentage allocation of Contract Value	Optional	None	Cannot use with DCA Fixed Account, Separate Account Dollar Cost Averaging Program, or if RetirePay is in effect.
DCA Fixed Account	Automatically transfers a specific amount of Contract Value from the DCA Fixed Account to the Sub-Accounts you have selected, at set intervals over a period of either six or twelve months	Optional	None
•
Cannot use with the Automatic Rebalancing Program, Separate Account Dollar Cost Averaging Program, AIP, or if RetirePay is in effect.

•
Must apply a Purchase Payment of at least $5,000 to establish a DCA Term.

•
You cannot transfer current Contract Value into the DCA Fixed Account.

•
No transfers may be made from the DCA Fixed Account.

Separate Account Dollar Cost Averaging Program	Automatically transfers a specific amount of Contract Value from a single Sub-Account to other Sub-Accounts you have selected, at set intervals	Optional	None	Cannot combine with Automatic Rebalancing Program, DCA Fixed Account, AIP, or if RetirePay is in effect.
Systematic Withdrawal Program	Automatically withdraws Contract Value proportionally from all of your investment choices	Optional	None	In order to participate in this program: 1) there must be at least $5,000 in Contract Value 2) minimum withdrawal amount must be $100
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Benefit	Purpose	Benefit Is Standard or Optional	Fee	Restrictions/Limitations
Annuity Payment Commutation	Allows withdrawal of all or a portion of the Commuted Value of any remaining Period Certain Annuity Payments once per lifetime of the Contract	Optional	None
•
Available only for Annuity Options that include a Period Certain guarantee.

•
May only be taken once during the lifetime of the Contract and may not be taken any earlier than one year following the date you apply your Contract Value to an Annuity Option.

•
May not be taken after the end of the Period Certain portion of the Annuity Phase.

•
May not be taken if the requested withdrawal would cause the remaining Annuity Payment to be less than the Minimum Annuity Payment payable under the Contract at the existing Annuity Payment frequency.

•
Must be at least $10,000.

Terminal Illness Withdrawal Benefit	Allows withdrawal of some or all Contract Value without a CDSC if diagnosed with terminal illness or terminal medical condition	Optional	None
•
You cannot be diagnosed with the terminal illness or the terminal condition or both as of Issue Date.

•
Each withdrawal request must be made one year or more after Issue Date.

•
We require proof that you are terminally ill, including, but not limited to, certification by a state licensed medical practitioner.

•
May not be available in all states.

Nursing Home and Hospital Withdrawal Benefit	Allows withdrawal of some or all Contract Value without incurring a CDSC if admitted to a licensed nursing care facility or accredited hospital	Optional	None
•
Confinement must begin after Issue Date.

•
Each withdrawal request must be made one year or more after Issue Date.

•
Each withdrawal request must be made within 120 calendar days after services were provided.

•
Confinement must be for at least 90 consecutive calendar days.

•
Confinement must be prescribed by state licensed medical practitioner.

•
Each withdrawal request must be accompanied by proof above conditions are met.

•
Cannot use with Systematic Withdrawal Program.

•
May not be available in all states.

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Benefit	Purpose	Benefit Is Standard or Optional	Fee		Restrictions/Limitations
RetirePay	Guarantees that prescribed level of withdrawals can be taken for life beginning on the Guaranteed Lifetime Withdrawal Date, even if Contract Value is zero(1)	Optional	Maximum RetirePay Charge:
•
May allocate Contract Value only to certain Sub-Accounts.

•
May not make additional purchase payments that total more than $10,000 in a Contract Year after the first Contract Year.

•
Subsequent Purchase Payments not allowed after the Guaranteed Lifetime Withdrawal Date.

•
Any withdrawal prior to Guaranteed Lifetime Withdrawal Date and any portion of a withdrawal that exceeds the Annual Lifetime Benefit Amount in a Contract Year will be treated as Excess Withdrawal.

•
Excess Withdrawals negatively impact the benefit.

•
Annual Lifetime Benefit Amount is not available until youngest Covered Person attains age 59 1∕2.

			Single Life Highest Anniversary Value Step-up Charge	2.50%
			Joint Life Highest Anniversary Value Step-up Charge	2.50%
			Single Life Highest Quarterly Value Step-up Charge	2.50%
			Joint Life Highest Quarterly Value Step-up Charge	2.50%
			For current RetirePay charges, see the applicable Rate Sheet Prospectus Supplement attached to your prospectus.
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Purchasing a Contract
How do I purchase a MassMutual Envision Variable Annuity? To purchase a Contract, you must submit your initial Purchase Payment to your registered representative or to us at our Service Center. The date when we credit your initial Purchase Payment to your Contract is the Issue Date. We will send you a copy of your Contract and a statement confirming your investment(s).
How much can I contribute and how are my contributions invested? Your Purchase Payment will be invested in the investment options that you select.
	Non-Qualified Contracts (policies purchased using after-tax dollars)	Non-Qualified Contracts (policies purchased using after-tax dollars)
Minimum Initial Premium	$10,000	$5,000
Minimum Subsequent Premiums	$500	$500
Maximum Total Premiums	$1,500,000	$1,500,000
We have the right to reject any Purchase Payment. Additional Purchase Payments of less than $500 are subject to our approval. Total Purchase Payments more than $1,500,000 require home office approval.
After your initial Purchase Payment, you are allowed to make subsequent Purchase Payments, but you are not required to make any additional Purchase Payments under your Contract.
When will any Purchase Payment that I make be credited to my account?
•
Initial Purchase Payment:   Your registered representative must determine that the Contract is suitable for you and forward your Purchase Payment and information to us. If your information and Purchase Payment are complete when we receive it at our Service Center, or once it becomes complete, we will credit your Purchase Payment to your Contract within two Business Days. If your information is not complete, we may delay issuing your Contract and crediting your Purchase Payment while we obtain the missing information. If we do not have the necessary information to issue your Contract within five Business Days, we will either return your Purchase Payment or ask your permission to retain your Purchase Payment until we receive all necessary information.

•
Additional Purchase Payments:   Any additional Purchase Payment that we receive at one of our purchase payment processing service centers on a Business Day before the Close of Business will be credited to your Contract on the same Business Day. If we receive your Additional Purchase Payment on a Non-Business Day or after the Close of Business, we will credit your Purchase Payment to the Contract on the next Business Day. If RetirePay is in effect with your Contract, you are subject to the restrictions on additional Purchase Payments under the RetirePay Benefit Base provisions. See the prospectus for additional requirements.

Surrendering Your Contract or Making Withdrawals: Accessing the Money in Your Contract

Can I access the money in my contract during the Accumulation Phase? You can access the money in your Contract by making a withdrawal, which will reduce the value of your Contract and the amount of the death benefit payable to your designated beneficiaries. You may withdraw all or a portion of your Contract Value (minus applicable charges, which are discussed below). Withdrawing the full amount of your Contract Value will terminate your Contract unless RetirePay is in effect and your Benefit Base after the withdrawal is greater than zero.

Can I access the money in my contract during the Annuity Phase? You will receive annuity payments under the annuity option that you select. You generally may not take any other withdrawals, however, certain Annuity Options may allow for commuted value withdrawals.
15

Are there any limitations associated with taking money out of my Contract during the Accumulation Phase?
Yes, the limitations are as follows:
Limitations on withdrawal amounts
•
The minimum withdrawal amount is the lesser of $100 or your entire Contract Value in a Sub-Account, if less. We reserve the right to increase the minimum withdrawal amount to $500.

•
At least $2,000 in Contract Value must remain following a partial withdrawal, except for certain withdrawals taken under a Systematic Withdrawal Program. See the prospectus for additional details.

Surrender charges and taxes	• We may impose a contingent deferred sales charge (CDSC) and there may be tax implications when you take a withdrawal.
Negative impact of withdrawal on other benefits and guarantees of your Contract
•
A partial withdrawal will reduce the amount of the death benefit payable to your designated beneficiaries during the Accumulation Phase.

•
If RetirePay is in effect, any withdrawal prior to Guaranteed Lifetime Withdrawal Date and any portion of a withdrawal that exceeds the Annual Lifetime Benefit Amount in a Contract Year will be treated as Excess Withdrawal

•
Excess Withdrawals negatively impact the RetirePay Benefit Base.

Internal Revenue Code or Retirement Plan Restrictions	• Depending on the circumstances, the Internal Revenue Code or your retirement plan may restrict your ability to take withdrawals.

What is the process to request a withdrawal of money from my Contract? You may make a Written Request by submitting our partial withdrawal or full withdrawal form to our Service Center. If your withdrawal involves an exchange or transfer of assets to another financial institution, we also require a letter of acceptance from the financial institution. You also may request a withdrawal by other means that we authorize, such as e-mail, telephone, or fax. Contact our Service Center for details.
A withdrawal is effective on the Business Day we receive in Good Order at our Service Center; 1) our partial withdrawal form or full withdrawal form; and 2) a letter of acceptance, if applicable. If we receive these documents on a Non-Business Day or after the Close of Business, the withdrawal will be effective the next Business Day. Withdrawals requested by e-mail, telephone or fax are effective on the Business Day we receive the request in Good Order. If we receive the request after Close of Business, the withdrawal will be effective the next Business Day. We will generally pay any withdrawal amount within seven days.
16

Additional Information about Fees
The following tables describe the fees and expenses you will pay when buying, owning, and surrendering or making withdrawals from the Contract. Please refer to your Contract specifications page for information about the specific fees you will pay each year based on the options you have elected.
The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender or make withdrawals from the Contract, or transfer Contract Value between investment options. State premium taxes may also be deducted.
Annual Transaction Expenses	Maximum	Current
Contingent Deferred Sales Charge(1)	7%	7%

(1)
The CDSC percentage charge is based on the “age” of the Purchase Payment(s) being withdrawn (i.e., the number of full years from application of the Purchase Payment).

The CDSC percentages are 7% (for first three years), 6% (for 4th year), 5% (for 5th year), 4% (for 6th year), 3% (for 7th year), and 0% (for 8th year and later).
See “Charges and Deductions – Contingent Deferred Sales Charge” for more information.
The next table describes fees and expenses you will pay each year during the time you own the Contract, not including underlying Fund fees and expenses.
Base Contract Expenses	Maximum	Current
Annual Contract Maintenance Charge	$40 per Contract Year(1)	$40 per Contract Year(1)
Base Contract Charge	1.30%(2)	1.30%(2)

(1)
Currently, we waive this charge if, when we would make the deduction, your Contract Value is $100,000 or more. We assess the charge on each Contract Anniversary and when you make a total withdrawal. For Contracts issued in New York, the charge is deducted on a pro-rated basis for full withdrawals.

(2)
The Base Contract Charge is the sum of the mortality and expense risk charge and the administrative charge. The current and maximum mortality and expense risk charge is 1.15% annually and the current administrative charge is 0.15% annually. These charges are a percentage of average account value in the Separate Account on an annualized basis.

Optional Benefits	Maximum	Current
RetirePay (as a percentage of Benefit Base)	2.00%(3)	For current RetirePay Charges, see the applicable Rate Sheet Prospectus Supplement attached to your prospectus.
Single Life Highest Anniversary Value Step-up	2.50%(3)
Joint Life Highest Anniversary Value Step-up	2.50%(3)
Single Life Highest Quarterly Value Step-up	2.50%(3)
Joint Life Highest Quarterly Value Step-up	2.50%(3)

(3)
We deduct the quarterly portion of this annualized charge from your Contract Value on a quarterly basis in arrears.

17

Total Annual Fund Operating Expenses
The next item shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract. A complete list of Funds available under the Contract, including their annual expenses, may be found in Appendix A.
Charge	Minimum	Maximum
Range of total annual fund operating expenses before any waivers or expense reimbursements.(1)	0.52%	1.65%

(1)
The Fund expenses used to prepare this table were provided to us by the Funds. We have not independently verified such information provided to us by Funds that are not affiliated with us.

Examples
These examples are intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include Owner transaction expenses, annual Contract expenses, and Fund fees and expenses.
The first example assumes that you invest $100,000 in the Contract for the time periods indicated. The example also assumes that your investment has a 5% return each year and assumes the most expensive combination of annual Fund expenses and RetirePay is in effect for an additional charge. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:
	Current Expenses						Maximum Expenses
Years	1		3		5	10	1		3		5	10
If you withdraw all of your Contract Value at the end of each year shown
Maximum total Fund operating expenses	$		$		$	$	$		$		$	$
Minimum total Fund operating expenses	$		$		$	$	$		$		$	$
If you do not withdraw any of your Contract Value at the end of each year shown
Maximum total Fund operating expenses	$		$		$	$	$		$		$	$
Minimum total Fund operating expenses	$		$		$	$	$		$		$	$
If you decide to begin the Annuity Phase at the end of each year shown
Maximum total Fund operating expenses		N/A		N/A	$	$		N/A		N/A	$	$
Minimum total Fund operating expenses		N/A		N/A	$	$		N/A		N/A	$	$
18

The next example assumes that you invest $100,000 in the Contract for the time periods indicated. The example also assumes that your investment has a 5% return each year and assumes the least expensive combination of annual Fund expenses and assumes RetirePay is not in effect. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:
	Current Expenses						Maximum Expenses
Years	1		3		5	10	1		3		5	10
If you withdraw all of your Contract Value at the end of each year shown
Maximum total Fund operating expenses	$		$		$	$	$		$		$	$
Minimum total Fund operating expenses	$		$		$	$	$		$		$	$
If you do not withdraw any of your Contract Value at the end of each year shown
Maximum total Fund operating expenses	$		$		$	$	$		$		$	$
Minimum total Fund operating expenses	$		$		$	$	$		$		$	$
If you decide to begin the Annuity Phase at the end of each year shown
Maximum total Fund operating expenses		N/A		N/A	$	$		N/A		N/A	$	$
Minimum total Fund operating expenses		N/A		N/A	$	$		N/A		N/A	$	$
19

Appendix A
Funds Available Under The Contract
The following is a list of Funds currently available under the Contract, which is subject to change, as discussed in the prospectus for the Contract. While RetirePay is in effect, the investment choices available to you are restricted. Please see the current Rate Sheet Prospectus Supplement. Before you invest, you should review the prospectuses for the Funds. These prospectuses contain more information about the Funds and their risks and may be amended from time to time. You can find the prospectuses and other information about the Funds online at www.MassMutual.com/massmutual-envision. You can also request this information at no cost by calling (800) 272-2216 or sending an email request to ANNfax@massmutual.com.
The current expenses and performance information below reflects fees and expenses of the Funds, but does not reflect the other fees and expenses that your Contract may charge. Expenses would be higher and performance would be lower if these charges were included. Each Fund’s past performance is not necessarily an indication of future performance.
	Fund and Adviser/Subadviser	Current Expenses (expenses/ average assets)	Average Annual Total Returns
Fund Type			1 Year	5 Year	10 Year
Asset Allocation	MML Aggressive Allocation Fund (Service Class)(1) Adviser: MML Investment Advisers, LLC Sub-Adviser: N/A	1.23%	13.08%	10.42%	9.44%
Asset Allocation	MML American Funds Core Allocation Fund (Service Class I)(1)(2) Adviser: MML Investment Advisers, LLC Sub-Adviser: N/A	1.01%(3)	11.39%	9.41%	8.25%
Asset Allocation	MML Balanced Allocation Fund (Service Class)(1) Adviser: MML Investment Advisers, LLC Sub-Adviser: N/A	1.07%	10.65%	7.65%	6.98%
Asset Allocation	MML Conservative Allocation Fund (Service Class)(1) Adviser: MML Investment Advisers, LLC Sub-Adviser: N/A	1.04%	9.67%	6.96%	6.29%
Asset Allocation	MML Growth Allocation Fund (Service Class)(1) Adviser: MML Investment Advisers, LLC Sub-Adviser: N/A	1.14%	12.47%	9.43%	8.58%
Asset Allocation	MML iShares 80/20 Allocation Fund (Service Class I)(1)** Adviser: MML Investment Advisers, LLC Sub-Adviser: BlackRock Investment Management, LLC	0.75%	—	—	—
Asset Allocation	MML iShares 60/40 Allocation Fund (Service Class I)(1)** Adviser: MML Investment Advisers, LLC Sub-Adviser: BlackRock Investment Management, LLC	0.75%	—	—	—
20

	Fund and Adviser/Subadviser	Current Expenses (expenses/ average assets)	Average Annual Total Returns
Fund Type			1 Year	5 Year	10 Year
Asset Allocation	MML Moderate Allocation Fund (Service Class)(1) Adviser: MML Investment Advisers, LLC Sub-Adviser: N/A	1.10%	10.16%	8.17%	7.51%
Balanced	MML Blend Fund (Service Class) Adviser: MML Investment Advisers, LLC Sub-Adviser: BlackRock Investment Management, LLC	0.72%	12.57%	10.29%	9.78%
Money Market	MML U.S. Government Money Market Fund (Initial Class)(4) Adviser: MML Investment Advisers, LLC Sub-Adviser: Barings LLC	0.52%	0.23%	0.75%	0.37%
Fixed Income	Fidelity® VIP Strategic Income Portfolio (Service Class) Adviser: Fidelity Management & Research Company LLC Sub-Advisers: FIL Investment Advisors (UK) Limited et. al	0.77%	7.25%	6.02%	4.58%
Fixed Income	Invesco V.I. Global Strategic Income Fund (Series II)* Adviser: Invesco Advisers, Inc. Sub-Adviser: N/A	1.16%(5)	2.99%	4.15%	3.34%
Fixed Income	MML Dynamic Bond Fund (Service Class I) Adviser: MML Investment Advisers, LLC Sub-Adviser: DoubleLine Capital LP	0.87%	3.51%	4.06%	—
Fixed Income	MML High Yield Fund (Service Class I) Adviser: MML Investment Advisers, LLC Sub-Adviser: Barings LLC	1.07%(6)	5.38%	7.35%	6.80%
Fixed Income	MML Inflation-Protected and Income Fund (Service Class) Adviser: MML Investment Advisers, LLC Sub-Adviser: Barings LLC	0.85%(7)	10.88%	4.96%	3.57%
Fixed Income	MML Managed Bond Fund (Service Class) Adviser: MML Investment Advisers, LLC Sub-Adviser: Barings LLC	0.68%	7.44%	4.58%	3.84%
Fixed Income	MML Short-Duration Bond Fund (Service Class I) Adviser: MML Investment Advisers, LLC Sub-Adviser: Barings LLC	0.81%	1.34%	2.32%	2.02%
Fixed Income	MML Total Return Bond Fund (Service Class I) Adviser: MML Investment Advisers, LLC Sub-Adviser: Metropolitan West Asset Management, LLC	0.87%	8.60%	4.32%	—
21

	Fund and Adviser/Subadviser	Current Expenses (expenses/ average assets)	Average Annual Total Returns
Fund Type			1 Year	5 Year	10 Year
Fixed Income	PIMCO Income Portfolio (Advisor Class) Adviser: Pacific Investment Management Company LLC Sub-Adviser: N/A	0.94%	6.41%	—	—
Large Cap Value	MML Equity Fund (Service Class) Adviser: MML Investment Advisers, LLC Sub-Advisers: T. Rowe Price Associates, Inc. and Brandywine Global Investment Management, LLC	0.70%	2.77%	8.50%	9.06%
Large Cap Value	MML Equity Income Fund (Service Class) Adviser: MML Investment Advisers, LLC Sub-Adviser: T. Rowe Price Associates, Inc.	1.04%	1.17%	9.65%	9.01%
Large Cap Value	MML Fundamental Value Fund (Service Class I) Adviser: MML Investment Advisers, LLC Sub-Adviser: Boston Partners Global Investors, Inc.	1.03%(8)	2.37%	7.79%	8.79%
Large Cap Value	MML Income & Growth Fund (Service Class) Adviser: MML Investment Advisers, LLC Sub-Adviser: Barrow, Hanley, Mewhinney & Strauss LLC	0.95%	2.79%	8.86%	9.28%
Large Cap Blend	Fidelity® VIP Contrafund® Portfolio (Service Class 2) Adviser: Fidelity Management & Research Company LLC Sub-Adviser: FMR Investment Management (UK) Limited, Fidelity Management & Research (Hong Kong) Limited, and Fidelity Management & Research (Japan) Limited	0.86%	30.23%	15.89%	13.23%
Large Cap Blend	MML Focused Equity Fund (Service Class I) Adviser: MML Investment Advisers, LLC Sub-Adviser: Wellington Management Company LLP	1.12%	12.54%	16.12%	—
Large Cap Blend	MML Growth & Income Fund (Service Class) Adviser: MML Investment Advisers, LLC Sub-Adviser: Massachusetts Financial Services Company	0.82%	14.24%	13.77%	12.58%
Large Cap Growth	MML American Funds® Growth Fund (Service Class I)(2) Adviser: MML Investment Advisers, LLC Sub-Adviser: N/A	1.03%	51.41%	22.23%	16.34%
Large Cap Growth	MML Blue Chip Growth Fund (Service Class) Adviser: MML Investment Advisers, LLC Sub-Adviser: T. Rowe Price Associates, Inc.	1.03%	34.00%	19.28%	17.21%
22

	Fund and Adviser/Subadviser	Current Expenses (expenses/ average assets)	Average Annual Total Returns
Fund Type			1 Year	5 Year	10 Year
Large Cap Growth	MML Fundamental Equity Fund (Service Class I) Adviser: MML Investment Advisers, LLC Sub-Adviser: Invesco Advisers, Inc.	1.07%	19.59%	16.17%	—
Large Cap Growth	MML Large Cap Growth Fund (Service Class) Adviser: MML Investment Advisers, LLC Sub-Adviser: Loomis, Sayles & Company, L.P.	0.97%	31.53%	17.45%	14.23%
Small/Mid-Cap Value	MML Mid Cap Value Fund (Service Class) Adviser: MML Investment Advisers, LLC Sub-Adviser: American Century Investment Management, Inc.	1.14%	1.48%	9.20%	10.32%
Small/Mid-Cap Value	MML Small Company Value Fund (Service Class I) Adviser: MML Investment Advisers, LLC Sub-Adviser: T. Rowe Price Associates, Inc.	1.31%	8.92%	11.77%	9.38%
Small/Mid-Cap Value	MML Small/Mid Cap Value Fund (Service Class) Adviser: MML Investment Advisers, LLC Sub-Adviser: AllianceBernstein L.P.	1.06%	4.32%	8.44%	8.83%
Small/Mid-Cap Blend	MML Small Cap Equity Fund (Service Class) Adviser: MML Investment Advisers, LLC Sub-Adviser: Invesco Advisers, Inc.	0.98%	20.39%	12.85%	12.07%
Small/Mid Cap Growth	Invesco V.I. Discovery Mid Cap Growth Fund (Series II) Adviser: Invesco Advisers, Inc. Sub-Adviser: N/A	1.05%(9)	40.24%	19.09%	15.62%
Small/Mid-Cap Growth	MML Mid Cap Growth Fund (Service Class) Adviser: MML Investment Advisers, LLC Sub-Adviser: T. Rowe Price Associates, Inc. and Wellington Management Company LLP	1.06%	25.25%	16.13%	14.50%
Small/Mid-Cap Growth	MML Small Cap Growth Equity Fund (Service Class) Adviser: MML Investment Advisers, LLC Sub-Adviser: Wellington Management Company LLP	1.33%(10)	35.29%	18.83%	14.14%
International/Global	Invesco Oppenheimer V.I. International Growth Fund (Series II) Adviser: Invesco Advisers, Inc. Sub-Adviser: N/A	1.25%(11)	21.04%	8.92%	7.57%
International/Global	Invesco V.I. Global Fund (Series II) Adviser: Invesco Advisers, Inc. Sub-Adviser: N/A	1.02%(12)	27.34%	14.56%	11.36%
23

	Fund and Adviser/Subadviser	Current Expenses (expenses/ average assets)	Average Annual Total Returns
Fund Type			1 Year	5 Year	10 Year
International/Global	MML American Funds® International Fund (Service Class I)(2) Adviser: MML Investment Advisers, LLC Sub-Adviser: N/A	1.28%	13.44%	10.22%	6.20%
International/Global	MML Foreign Fund (Service Class) Adviser: MML Investment Advisers, LLC Sub-Adviser: Thompson, Siegel & Walmsley LLC	1.13%(13)	5.57%	4.20%	3.43%
International/Global	MML Global Fund (Service Class I) Adviser: MML Investment Advisers, LLC Sub-Adviser: Massachusetts Financial Services Company	1.05%	13.70%	12.18%	10.55%
International/Global	MML International Equity Fund (Service Class I) Adviser: MML Investment Advisers, LLC Sub-Adviser: Harris Associates L.P.	1.25%(14)	5.07%	6.88%	—
International/Global	MML Strategic Emerging Markets Fund (Service Class I) Adviser: MML Investment Advisers, LLC Sub-Adviser: Invesco Advisers, Inc.	1.60%(15)	17.26%	12.75%	2.13%
Specialty(16)	Fidelity® VIP Health Care Portfolio (Service Class 2) Adviser: Fidelity Management & Research Company LLC Sub-Advisers: FIL Investment Advisors (UK) Limited et. al	0.89%	21.28%	13.23%	18.16%
Specialty(16)	Fidelity® VIP Real Estate Portfolio (Service Class 2) Adviser: Fidelity Management & Research Company LLC Sub-Adviser: FMR Co., Inc.	0.91%	-6.79%	3.25%	7.40%
Specialty(16)	Ivy VIP Asset Strategy Portfolio (Class II) Adviser: Ivy Investment Management Company Sub-Adviser: N/A	1.02%	13.88%	8.61%	6.15%
Specialty(16)	Janus Henderson VIT Global Technology and Innovation Portfolio (Service Shares) Adviser: Janus Capital Management LLC Sub-Adviser: N/A	0.99%	50.73%	29.43%	19.87%
Specialty(16)	MML Equity Momentum Fund (Service Class I) Adviser: MML Investment Advisers, LLC Sub-Adviser: Invesco Advisers, Inc.	1.00%(17)	20.00%	15.03%	—
Specialty(16)	MML Equity Rotation Fund (Service Class I) Adviser: MML Investment Advisers, LLC Sub-Adviser: Invesco Advisers, Inc.	0.99%(18)	22.57%	14.52%	—
24

	Fund and Adviser/Subadviser	Current Expenses (expenses/ average assets)	Average Annual Total Returns
Fund Type			1 Year	5 Year	10 Year
Specialty(16)	MML Managed Volatility Fund (Service Class) Adviser: MML Investment Advisers, LLC Sub-Adviser: Gateway Investment Advisers, LLC	1.31%	6.42%	4.90%	5.63%
Specialty(16)	MML Special Situations Fund (Service Class I) Adviser: MML Investment Advisers, LLC Sub-Adviser: Barings LLC	1.18%(19)	29.24%	15.71%	—

(1)
These are fund-of-funds investment choices. They are known as fund-of-funds because they invest in other underlying funds. A fund offered in a fund-of-funds structure may have higher expenses than a direct investment in its underlying funds because a fund-of-funds bears its own expenses and indirectly bears its proportionate share of expenses of the underlying funds in which it invests.

(2)
The fund is a “feeder” fund, meaning that it does not buy investment securities directly, but instead invests in shares of a corresponding “master” fund, which in turn purchases investment securities. A fund offered in a master feeder structure may have higher expenses than those of a fund which invests directly in securities because the “feeder” fund bears its own expenses in addition to those of the “master” fund.You should read the fund prospectuses for more information about this “feeder” fund.

(3)
The expenses reflect a written agreement by MML Advisers to cap the fees and expenses of the Fund (other than extraordinary legal and other expenses, interest expense, expenses related to borrowings, securities lending, leverage, taxes, and brokerage, short sale dividend and loan expense, or other non-recurring or unusual expenses such as organizational expenses and shareholder meeting expenses, as applicable) through April 30, 2022, to the extent that Net Annual Fund Operating Expenses would otherwise exceed 1.01% for Service Class I. The Net Annual Fund Operating Expenses may exceed these amounts, because, as noted in the previous sentence, certain fees and expenses are excluded from the cap. The agreement can only be terminated by mutual consent of the Board of Trustees on behalf of the Fund and MML Advisers.

(4)
You could lose money by investing in the fund. Although the fund seeks to preserve the value of your investment at $1.00 per share, it cannot guarantee it will do so. An investment in the fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. The fund’s sponsor has no legal obligation to provide financial support to the fund, and you should not expect that the sponsor will provide financial support to the fund at any time. The yield of this fund may become very low during periods of low interest rates. After deduction of Separate Account charges, the yield in the division that invests in this fund could be negative.

(5)
Invesco Advisers, Inc. (“Invesco” or the “Adviser”) has contractually agreed to waive a portion of the Fund’s management fee in an amount equal to the net management fee that Invesco earns on the Fund’s investments in certain affiliated funds, which will have the effect of reducing the Acquired Fund Fees and Expenses. Unless Invesco continues the fee waiver agreements, it will terminate on June 30, 2022. During its term, the fee waiver agreement cannot be terminated or amended to reduce the advisory fee waiver without approval of the Board of Trustees.

(6)
The expenses reflect a written agreement by MML Advisers to waive .05% of its management fees through April 30, 2022. This agreement can only be terminated by mutual consent of the Board of Trustees on behalf of the Fund and MML Advisers.

(7)
The expenses reflect a written agreement by MML Advisers to cap the fees and expenses of the Fund (other than extraordinary legal and other expenses, Acquired Fund Fees and Expenses, expenses related to borrowings, securities lending, leverage, taxes, and brokerage, short sale dividend and loan expense, or other non-recurring or unusual expenses such as organizational expenses and shareholder meeting expenses, as applicable)
through April 30, 2022, to the extent that Net Annual Fund Operating Expenses would otherwise exceed .60% and .85% for Initial Class and Service Class shares, respectively. The Net Annual Fund Operating Expenses may exceed these amounts, because, as noted in the previous sentence, certain fees and expenses are excluded from the cap. The agreement can only be terminated by mutual consent of the Board of Trustees on behalf of the Fund and MML Advisers.

(8)
The expenses reflect a written agreement by MML Advisers to waive .02% of its management fees through April 30, 2022. This agreement can only be terminated by mutual consent of the Board of Trustees on behalf of the Fund and MML Advisers.

(9)
Invesco Advisers, Inc. (“Invesco” or the “Adviser”) has contractually agreed to waive advisory fees and/or reimburse expenses to the extent necessary to limit Total Annual Fund Operating Expenses After Fee Waiver and/or Expense Reimbursement (excluding certain items discussed below) of Series II shares to 1.05% of the Fund’s average daily net assets (the “expense limit”). In determining the Adviser’s obligation to waive advisory fees and/or reimburse expenses, the following expenses are not taken into account, and could cause the Total Annual Fund Operating
Expenses After Fee Waiver and/or Expense Reimbursement to exceed the numbers reflected above: (i) interest; (ii) taxes; (iii) dividend expense on short sales; (iv) extraordinary or non-routine items, including litigation expenses; (v) expenses that the Fund has incurred but did not actually pay because of an expense offset arrangement. Unless Invesco continues the fee waiver agreement, it will terminate on April 30, 2022. During its term, the fee waiver agreements cannot be terminated or amended to increase the expense limit without approval of the Board of Trustees.

(10)
The expenses reflect a written agreement by MML Advisers to waive .03% of its management fees through April 30, 2022. This agreement can only be terminated by mutual consent of the Board of Trustees on behalf of the Fund and MML Advisers.

(11)
Invesco Advisers, Inc. (“Invesco” or the “Adviser”) has contractually agreed to waive advisory fees and/or reimburse expenses of Series II shares to the extent necessary to limit Total Annual Fund Operating Expenses After Fee Waiver and/or Expense Reimbursement (excluding certain items discussed below) of Series II shares to 1.25% of the Fund’s average daily net assets (the “expense limit”). In determining the Adviser’s obligation to waive advisory fees and/or reimburse expenses, the following expenses are not taken into account, and could cause the Total Annual Fund Operating Expenses After Fee Waiver and/or Expense Reimbursement to exceed the numbers reflected above: (i) interest; (ii) taxes; (iii) dividend expense on short sales; (iv) extraordinary or non-routine items, including litigation expenses; (v) expenses that the Fund has incurred but did not actually pay because of an expense offset arrangement. Unless Invesco continues the fee waiver agreement, it will terminate on April 30, 2022. During its term, the fee waiver agreement cannot be terminated or amended to increase the expense limit without approval of the Board of Trustees.

25

(12)
Invesco Advisers, Inc. (“Invesco” or the “Adviser”) has contractually agreed to waive advisory fees and/or reimburse expenses to the extent necessary to limit Total Annual Fund Operating Expenses After Fee Waiver and/or Expense Reimbursement (excluding certain items discussed below) of Series II shares to 1.02% of the Fund’s average daily net assets (the “expense limit”). In determining the Adviser’s obligation to waive advisory fees and/or reimburse expenses, the following expenses are not taken into account, and could cause the Total Annual Fund Operating
Expenses After Fee Waiver and/or Expense Reimbursement to exceed the numbers reflected above: (i) interest; (ii) taxes; (iii) dividend expense on short sales; (iv) extraordinary or non-routine items, including litigation expenses; (v) expenses that the Fund has incurred but did not actually pay because of an expense offset arrangement. Unless Invesco continues the fee waiver agreement, it will terminate on April 30, 2022. During its term, the fee waiver agreements cannot be terminated or amended to increase the expense limit without approval of the Board of Trustees.

(13)
The expenses reflect a written agreement by MML Advisers to waive .02% of its management fees through April 30, 2022. This agreement can only be terminated by mutual consent of the Board of Trustees on behalf of the Fund and MML Advisers.

(14)
The expenses reflect a written agreement by MML Advisers to cap the fees and expenses of the Fund (other than extraordinary legal and other expenses, Acquired Fund Fees and Expenses, interest expense, expenses related to borrowings, securities lending, leverage, taxes, and brokerage, short sale dividend and loan expense, or other non-recurring or unusual expenses such as organizational expenses and shareholder meeting expenses, as applicable) through April 30, 2022, to the extent that Net Annual Fund Operating Expenses would otherwise exceed 1.00% and 1.25% for Class II and Service Class I shares, respectively. The Net Annual Fund Operating Expenses may exceed these amounts, because, as noted in the previous sentence certain fees and expenses are excluded from the cap. The agreement can only be terminated by mutual consent of the Board of Trustees on behalf of the Fund and MML Advisers.

(15)
MML Advisers has agreed to cap the fees and expenses of the Fund (other than extraordinary legal and other expenses, Acquired Fund Fees and Expenses, interest expense, expenses related to borrowings, securities lending, leverage, taxes, and brokerage, short sale dividend and loan expense, or other non-recurring or unusual expenses such as organizational expenses and shareholder meeting expenses, as applicable) through
April 30, 2022, to the extent that Net Annual Fund Operating Expenses after Expense Reimbursement would otherwise exceed 1.35% and 1.60% for Class II and Service Class I shares, respectively. The agreement can only be terminated by mutual consent of the Board of Trustees on behalf of the Fund and MML Advisers.

(16)
Specialty funds are an all-encompassing equity category that consists of funds that forgo broad diversification to concentrate on a certain segment of the economy or a specific targeted strategy. For example, sector funds are targeted strategy funds aimed at specific sectors of the economy, such as financial, technology, healthcare, and so on. Sector funds can, therefore, be more volatile than a more diversified equity fund since the stocks in a given sector tend to be highly correlated with each other.

(17)
The expenses reflect a written agreement by MML Advisers to (i) waive .25% of its management fees through April 30, 2022, and (ii) cap the fees and expenses of the Fund (other than extraordinary litigation and legal expenses, interest expense, short sale dividend and loan expense, or other non-recurring or unusual expenses such as organizational expenses and shareholder meeting expenses, as applicable) through April 30, 2022, to the extent that Net Annual Fund Operating Expenses would otherwise exceed .77% and 1.02% for Class II and Service Class I, respectively. The Net Annual Fund Operating Expenses may exceed these amounts, because, as noted in the previous sentence, certain fees and expenses are excluded from the cap. The agreement can only be terminated by mutual consent of the Board of Trustees on behalf of the Fund and MML Advisers.

(18)
The expenses reflect a written agreement by MML Advisers to waive .05% of its management fees through April 30, 2022. This agreement can only be terminated by mutual consent of the Board of Trustees on behalf of the Fund and MML Advisers.

(19)
The expenses reflect a written agreement by MML Advisers to waive .05% of its management fees through April 30, 2022. This agreement can only be terminated by mutual consent of the Board of Trustees on behalf of the Fund and MML Advisers.

*
Effective on or about April 30, 2021:

Invesco V.I. Global Strategic Income Fund formerly known as Invesco Oppenheimer V.I. Global Strategic Income Fund.
Invesco V.I. Discovery Mid Cap Growth Fund formerly known as Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund.
Invesco V.I. Global Fund formerly known as Invesco Oppenheimer V.I. Global Fund.
**
The expenses are based on estimated amounts for the current fiscal year of the Fund. The Fund has not been in operation for a full calendar year, and therefore has no performance history. Performance history will be available for the Fund after it has been in operation for one calendar year.

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This Initial Summary Prospectus incorporates by reference the MassMutual Envision prospectus and Statement of Additional Information (SAI), each dated [           ], as amended or supplemented. For a free copy of the SAI or prospectus, or for general inquiries, contact our Service Center at P.O. Box 9067, Springfield, MA 01102-9067, telephone number (800) 272-2216, and/or website www.MassMutual.com.
EDGAR Contract Identifier:            .
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